Exhibit 99.1

461 SO. MILPITAS BLVD.
MILPITAS CA
95035 USA

NEWS
For Immediate Release

GLOBALSTAR ANNOUNCES FIRST QUARTER
RESULTS FOR 2010

Key Quarterly Highlights;

•	Company announced first launch window for its second-generation satellite constellation and displayed satellites nearing completion at Thales Alenia Space facility in Rome
•	FCC released its National Broadband Plan proposing to accelerate broader deployment of wireless broadband and potential use of existing mobile satellite services spectrum
•	Globalstar and GPS consumer products manufacturer DeLorme introduced the world’s first integrated GPS satellite communicator
•	Company further established its retail consumer market presence with enhanced SPOT Satellite GPS Messenger™
•	Globalstar and Arion Communication Co., Ltd., signed agreement to create new Korean joint venture company Globalstar Asia Pacific

MILPITAS, CA. --  (May 6, 2010) – Globalstar, Inc. (NASDAQ:GSAT), a leading provider of mobile satellite voice and data services to businesses, governments and consumers, today announced its operational and financial results for the three-month period ended March 31, 2010.

Major Company Highlights;

•
In January the Company announced the first 90-day window to launch six Globalstar second-generation satellites is scheduled to open on July 5, 2010.  Globalstar plans to launch the new satellites in late September or early October from the Baikonur Cosmodrome in Kazakhstan using the highly reliable Soyuz launch vehicle.  The human-rated Soyuz is used to ferry astronauts and cosmonauts to the International Space Station and has been used to successfully launch Globalstar satellites on eight previous occasions.  .

•
In late January Globalstar displayed the first of the Company’s new second-generation constellation satellites nearing completion at the Thales Alenia Space satellite manufacturing facility in Rome, Italy.  A group of Globalstar investors and members of the media viewed the pre-launch manufacturing preparations and met with senior company officials from Globalstar, satellite manufacturer Thales Alenia Space and launch services provider Arianespace.

•
Globalstar applauded the FCC for its recently announced proposal to accelerate the broader deployment of wireless broadband potentially by utilizing existing mobile satellite services spectrum.  In the plan titled “Connecting America: The National Broadband Plan,” the FCC presented a number of Internet broadband initiatives including the recommendation that it should consider accelerating the,” terrestrial deployment in 90 MHz of Mobile Satellite Spectrum.”  Globalstar is licensed to use more than 25 MHz of mobile satellite spectrum in the L and S-band.  In 2009 Globalstar became the first MSS provider to utilize its ATC authority when its partner, Open Range Communications, Inc. deployed a WiMAX rural broadband service using this spectrum.

•
In January Globalstar and GPS manufacturer DeLorme jointly introduced the world’s first handheld GPS and Satellite Communicator at CES in Las Vegas.  The revolutionary device, designed exclusively for the new DeLorme PN-60w, merges SPOT functionality and DeLorme state-of-the-art GPS mapping capability.  Users can send customized text messages using the PN-60w’s keyboard to select individuals or groups from virtually anywhere. In March Globalstar announced it had received a substantial order from DeLorme for the initial delivery of more than 15,000 SPOT Satellite Communicators.  Throughout the quarter Globalstar continued development of its HUG consumer satellite-based asset monitoring, theft prevention and messaging system designed for mobile assets such as yachts, snowmobiles and motorcycles.

•
Globalstar resumed shipping the new SPOT Satellite GPS Messenger™. The new SPOT product features several upgrades and modifications.  As of March 31, 2010, and since its inception in November 2007, Globalstar has received orders to ship more than 230,000 SPOT retail devices to over 10,000 SPOT Satellite GPS Messenger points of distribution in North America, Europe, Latin America, Australia, New Zealand, and Southeast Asia.  During that time period, the SPOT product line has helped initiate more than 575 rescues in 51 countries on land and at sea.

•
The Company announced it had commenced construction of a satellite tracking station in Botswana, located in Southern Africa. The station will be used to complete the Globalstar satellite telemetry control unit (TCU) network that is to be used to monitor and control the Company’s second-generation satellite constellation.

•
In February Globalstar announced the signing of a joint venture agreement with Arion Communication Co., Ltd., a leading provider of mobile satellite voice and data products and services to maritime customers in Korea.  The new joint venture company known as Globalstar Asia Pacific will operate the Globalstar gateway ground station in Korea and provide Simplex and duplex mobile satellite voice and data services including SPOT Satellite GPS Messenger™ products and services to customers in Korea and the surrounding maritime region.

•
Thanks to its original SPOT Satellite GPS Messenger programs and other Simplex data initiatives, the Company completed the period ended March 31, 2010 with a total of 394,036 subscribers, 37,166 more than it had at March 31, 2009.

•
The Company’s operating loss for the three-month period ended March 31, 2010 was $8.7 million compared to a loss of $17.6 million during the same three-month period in 2009, an improvement of $8.9 million.  Due to Management’s cost containment initiatives and an improving market, Adjusted EBITDA for the three-month period ended March 31, 2010 of ($1.8) million was a significant improvement versus the year ago period of ($6.8) million.  Total revenue, net loss and net loss per share for the three-month period ended March 31, 2010 were $15.6 million, $35.6 million and $0.13 respectively, compared to $15.2 million, a net loss of $21.8 million and a net loss per share of $0.20, respectively, for the same three months of 2009.  For the three-month period ended March 31, 2010 there was a non-cash derivative loss of $25.0 million related to a series of transactions associated with the $738 million financing completed in July 2009.  Globalstar’s consolidated statements of operations and other financial and operating information appear later in this press release.

 “We are now about two months away from taking delivery of the first of our new second-generation satellites,” said Jay Monroe, Executive Chairman, Globalstar, Inc.  “Once our new satellites are in operational orbit, the most immediate impact will be on those commercial enterprise and recreational customers who utilize our satellite voice and duplex data services.  With each of our first four launches, we can expect a progressive return to the high reliability and service quality they enjoyed prior to 2007.”

Mr. Monroe added, “As we prepare for the late September or early October launch of our first six satellites, we applaud the FCC for its recently announced plans to accelerate broader deployment of wireless broadband and potentially make use of existing mobile satellite services spectrum to advance these plans. The proposed changes may provide us with the ability to utilize increased ATC authority without the current gating requirements or restrictions.  If the FCC allows Globalstar greater flexibility in the use of the spectrum, we expect to use such flexibility initially in the U.S. and eventually abroad as FCC policies often provide a template for similar regulatory policies in international markets.  We feel the plan also validates our current ATC business model under which we are already receiving revenue for leasing our satellite spectrum to Open Range.  The full extent of the plan’s potential impact on Globalstar will be better known in the upcoming months as the FCC initiates a rulemaking proceeding addressing these issues in which Globalstar will be an active participant.”

“With cumulative orders for our SPOT consumer products approaching the quarter million unit mark, we continued to solidify our enviable and unique position of being the only mobile satellite services provider capable of offering ubiquitous high value but affordable retail consumer products and services,” said Peter Dalton, Chief Executive Officer, Globalstar, Inc.  “Our continued challenge in 2010 will be to capitalize on, and further expand, our consumer market success both domestically and around the world.  During the first quarter we did just that by signing a ground-breaking agreement with consumer GPS product manufacturer DeLorme.  This agreement not only continues to advance our retail market presence but it also lays the foundation for a whole series of future Globalstar mobile access products  Each of these proposed products will be designed using our open technology platform, to provide Globalstar satellite coverage to users of everyday mobile wireless handheld consumer devices."

Conference Call Note
The earnings conference call scheduled for today, May 6, 2010 at 5:00 p.m. Eastern Time, will discuss the first quarter results for 2010.

Details are as follows:

Earnings Call:	Dial: 866.804.6927 (US and Canada), 857.350.1673 (International) and participant pass code # 15233519

Audio Replay:
A replay of the earnings call will be available for a limited time and can be heard after 8:00 p.m. ET on May 6, 2010. Dial: 888.286.8010 (US and Canada), 617.801.6888 (International) and pass code # 11226038

About Globalstar, Inc.
With over 375,000 subscribers, Globalstar is a leading provider of mobile satellite voice and data services. Globalstar offers these services to commercial and recreational users in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems and flexible service packages. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications.

For more information regarding Globalstar, please visit Globalstar's web site at www.globalstar.com

###

For further media information:
Globalstar, Inc.
Dean Hirasawa
(408) 933-4006
Dean.hirasawa@globalstar.com

Safe Harbor Language for Globalstar Releases
This press release contains certain statements such as, “With each of our first four launches, we can expect a progressive return to the high reliability and service quality they enjoyed prior to 2007,” that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including demand for our products and services, including commercial acceptance of our Simplex products and the SPOT Satellite GPS Messenger, our ability to retain and migrate our two-way communications services subscribers to our second-generation constellation when it is deployed; problems relating to the construction, launch or in-orbit performance of our existing and future satellites, including the effects of the degrading ability of our first-generation satellite constellation to support two-way communication; problems relating to the ground-based facilities operated by us or by independent gateway operators; competition and its competitiveness vis-a-vis other providers of satellite and ground-based communications products and services; the pace and effects of industry consolidation; the continued availability of launch insurance on commercially reasonable terms, and the effects of any insurance exclusions; changes in technology; our ability to continue to attract and retain qualified personnel; worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis; and legal, regulatory, and tax developments, including changes in domestic and international government regulation.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

GLOBALSTAR, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	March 31, 2010	March 31, 2009 As Revised
Revenue:
Service revenue	$12,454	$11,131
Subscriber equipment sales	3,117	4,032
Total revenue	15,571	15,163
Operating expenses:
Cost of services (exclusive of depreciation and amortization shown separately below)	7,618	10,408
Cost of subscriber equipment sales	2,512	2,995
Marketing, general, and administrative	8,212	13,977
Depreciation and amortization	5,890	5,424
Total operating expenses	24,232	32,804
Operating loss	(8,661)	(17,641)
Other income (expense):
Interest income	182	128
Interest expense	(1,410)	(240)
Derivative loss, net	(24,962)	—
Other expense	(727)	(3,975)
Total other income (expense)	(26,917)	(4,087)
Loss before income taxes	(35,578)	(21,728)
Income tax expense	64	30
Net loss	$(35,642)	$(21,758)
Loss per common share:
Basic	$(0.13)	$(0.20)
Diluted	(0.13)	(0.20)
Weighted-average shares outstanding:
Basic	275,370	111,308
Diluted	275,370	111,308

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

We utilize certain financial measures that are widely used in the telecommunications industry and are not calculated based on GAAP.  A reconciliation of these measures to GAAP and a discussion of certain other operating metrics used in the industry are presented below.

GLOBALSTAR, INC.
RECONCILIATION OF GAAP TO ADJUSTED
(Dollars in thousands, except ARPU)
(Unaudited)

	Three months ended
	March 31, 2010	March 31, 2009
Revenue
Service Revenue	$12,454	$11,131
Equipment Revenue	3,117	4,032
Total Revenue	$15,571	$15,163

Operating Expenses
Cost of Services	7,618	10,408
Cost of Subscriber Equipment	2,512	2,995
Marketing, General and Administrative	8,212	13,977
Depreciation & Amortization	5,890	5,424
Total Operating Expenses	$24,232	$32,804

Operating Loss	$(8,661)	$(17,641)
Interest and Derivative Income/(Expense)	(26,190)	(112)
Other Income/(Expense)	(727)	(3,975)
Income Tax Expense (Benefit)	64	30

Net Loss	$(35,642)	$(21,758)

EBITDA (1)	$(3,498)	$(16,192)

Impairment of Assets	2	-
Non-Cash Compensation	(1,739)	3,132
2nd Generation Development	491	2,057
Other One Time Non Recurring Charges	2,174	185
Foreign Exchange and Other Loss/(Income)	727	3,975

Adjusted EBITDA (2)	$(1,843)	$(6,843)
Adjusted EBITDA Margin	(12%)	(45%)

Retail ARPU (3)	$23.34	$23.08

(1)
EBITDA represents earnings before interest, income taxes, depreciation, amortization and derivative gains/(losses).  EBITDA does not represent and should not be considered as an alternative to GAAP measurements, such as net income, and the Company’s calculations thereof may not be comparable to similarly entitled measures reported by other companies.

The Company uses EBITDA as a supplemental measurement of its operating performance because, by eliminating interest, taxes and the non-cash items of depreciation and amortization, the company believes it best reflects changes across time in the company’s performance, including the effects of pricing, cost control and other operational decisions.  The company’s management uses EBITDA for planning purposes, including the preparation of its annual operating budget.  The company believes that EBITDA also is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, EBITDA does not include interest expense on borrowed money or depreciation expense on our capital assets or the payment of income taxes, which are necessary elements of the company’s operations.  Because EBITDA does not account for these expenses, its utility as a measure of the Company’s operating performance has material limitations.  Because of these limitations, the company’s management does not view EBITDA in isolation and also uses other measurements, such as net income, revenues and operating profit, to measure operating performance.

(2)
Adjusted EBITDA is further adjusted to exclude non-cash compensation expense, asset impairment charges, foreign exchange gains/(losses) and certain other one-time charges.  Management uses Adjusted figures for EBITDA in order to manage the Company’s business and to compare its results more closely to the results of its peers.

(3)
Average monthly revenue per unit (ARPU) measures service revenues per month divided by the average number of retail subscribers during that month.  Average monthly revenue per unit as so defined may not be similar to average monthly revenue per unit as defined by other companies in the Company’s industry, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s statement of income.  The Company believes that average monthly revenue per unit provides useful information concerning the appeal of its rate plans and service offerings and its performance in attracting and retaining high value customers.

GLOBALSTAR, INC.
SCHEDULE OF SELECTED OPERATING METRICS
(Dollars in thousands, except ARPU)
(Unaudited)

	Three months ended
	March 31, 2010	March 31, 2009

Subscribers (End of Period)	394,036	356,870
Retail	104,978	113,731
IGO	63,800	73,264
Simplex	225,258	169,875

Net Subscriber Additions/(Losses)	3,442	12,540
Retail	(1,996)	(1,640)
IGO	(923)	(499)
Simplex	6,361	14,679

Retail Churn	1.1%	1.3%

ARPU
Retail	$23.34	$23.08
IGO	$1.12	$1.66
Simplex	$6.44	$5.26

Cash capital expenditures (in millions)	$76.6	$58.3

Liquidity at end of period /1	$292,677

Note:

/1 Includes $96.9 million cash on hand, $34.3 million Debt Service Reserve Account, $12.5 million guarantee, $89.0 million available under the COFACE Facility, and $60.0 million Thermo contingent equity reserve account